Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SKINMEDICA, INC.

(Pursuant to Section 242 and 245 of the

General Corporation Law of the State of Delaware)

SkinMedica, Inc., a corporation organized and existing under the General Corporation Laws of the State of Delaware (the “General Corporation Law”)

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is SkinMedica, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on November 4, 2002 under the name SkinMedica, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interest of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

I

The name of this Corporation is SkinMedica, Inc.

II

The address of this Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

III

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV

The Corporation is authorized to issue two classes of stock designated “Common Stock” and “Preferred Stock.” The Preferred Stock shall consist of five series designated “Series A Preferred Stock,” “Series B Preferred Stock,” “Series C Preferred Stock,” “Series D Preferred Stock,” and “Series E Preferred Stock.”

The number of shares of Common Stock which this Corporation is authorized to issue is Fifty-Eight Million (58,000,000). The number of shares of Preferred Stock which this Corporation is authorized to issue is Forty One Million Nine Hundred Thirty Eight Thousand One Hundred Eighty Nine (41,938,189), of which One Million Two Hundred Twenty-Five Thousand (1,225,000) shares shall be designated Series A Preferred Stock, Four Million Six Hundred Thirty-Three Thousand Six Hundred Seventy-Three (4,633,673) shares shall be designated Series B Preferred Stock, Four Million Six Hundred Eighty Thousand Eight Hundred Fifty-Two (4,680,852) shares shall be designated as Series C Preferred Stock, Twenty-Five Million Two Hundred Seventy-Six Thousand Two Hundred Fifteen (25,276,215) shares shall be designated Series D Preferred Stock and Six Million One Hundred Twenty Two Thousand Four Hundred Forty Nine (6,122,449) shares shall be designated Series E Preferred Stock.

All shares of Common Stock and Preferred Stock shall have a par value of $0.001 per share. Except as specifically set forth herein, references hereinafter to “Preferred Stock” shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of shares of capital or the holders thereof are set forth below in this Article IV.

1. Dividends.

(a) Rights to Receive Dividends. The holder of each then outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends at a rate of $0.08, $0.16, $0.19, $0.19 and $0.196 per share per annum, respectively (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations), payable out of funds legally available therefor. Such dividends shall be payable in preference and priority to any payment of any dividend on any shares of Common Stock of the Corporation, when, as and if declared by the Board of Directors. The right to such dividends on the Preferred Stock shall not be cumulative, and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year, whether or not the earnings of the Corporation were sufficient to pay such dividends in whole or in part. The Board of Directors may fix a record date for the determination of holders of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than thirty (30) days prior to the date fixed for the payment thereof (the “Preferred Stock Date of Accrual”). Notwithstanding the foregoing, dividends, if paid, or if declared and set apart for payment, must be paid, or declared and set apart for payment, on all outstanding shares of the Preferred Stock contemporaneously.

(b) Payment of Dividends. The Corporation shall pay to each holder of Preferred Stock on the Preferred Stock Date of Accrual with respect to shares held by each of such holders any and all dividends which have been declared through such date.

(c) Other Dividends. Subject to the provisions of Sections 1(a) and (b) hereof, no dividend or other distribution shall be paid, or declared and set apart for payment, other than dividends of Common Stock on the Common Stock of the Corporation, on the shares of any class or series of capital stock of the Corporation, unless and until there shall first be declared and paid on each share of the Preferred Stock a cash dividend in an amount equal to such dividend or other distribution with each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock entitled to receive the amount specified in Section 1(a) plus, on a pari passu basis, the product of (i) the amount of the dividend declared on each share of Common Stock and (ii) the number of shares of Common Stock into which the share of Preferred Stock is then convertible under Section 5 hereof determined by reference to the Conversion Price (as defined in Section 5 below) in effect at the record date for such dividend.

Neither the Corporation nor any of its Subsidiaries shall purchase, redeem or otherwise acquire for value any shares of any class or series of the Corporation’s capital stock (other than the shares of Common Stock issued by the Corporation to its employees, directors or outside consultants or contractors pursuant to plans or arrangements duly approved by the Board of Directors) and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

2. Liquidation.

(a) Preference. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive on a pari passu basis out of the assets of the Corporation, whether such assets are capital, surplus or earnings, an amount equal to the respective Liquidation Value as set forth in Section 2(e) determined as of the date of the Liquidation Event, of such share before any payment shall be made or assets distributed on the Common Stock or any other class or series of capital stock of the Corporation.

(b) Partial Payment. If upon any Liquidation Event the assets of the Corporation distributable as aforesaid among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and all other series of preferred stock ranking as to assets pari passu to such series shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and all other preferred stock ranking as to assets pari passu to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in proportion to the sum of their respective per share liquidation values, until payment in full of such amount per share.

(c) Remaining Assets. After payment to the holders of the Preferred Stock of the amounts set forth in Section 2(a) above, the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of the

Common Stock and the holders of the Preferred Stock, with the Preferred Stock holders participating on the basis of the number of shares they would be entitled to receive if they were to convert their shares of Preferred Stock into shares of Common Stock, until the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock have received an amount equal to two hundred percent (200%) of the respective Liquidation Value per share; thereafter, the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

(d) Reorganization. For purposes of this Section 2, a Liquidation Event shall be deemed to be occasioned by, and to include any transaction or series of related transactions resulting in the Corporation’s (i) sale or exclusive license of all or substantially all of its assets or (ii) sale of the Corporation or a controlling interest in the Corporation (other than any transaction the primary purpose of which is the raising of equity capital) or consolidation or merger with or into another Person (as defined in Section 7 below) if, as a result of such sale, consolidation or merger, the holders of the Common Stock and the Preferred Stock prior to such sale, consolidation or merger do not hold at least fifty-one percent (51%) of the combined voting power of the surviving Person.

(e) Liquidation Value.

(i) The Liquidation Value per share of Series A Preferred Stock as of any particular date shall be the sum of (A) $1.00 (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) plus (B) all declared but unpaid dividends as of the date the Liquidation Value of such share is determined.

(ii) The Liquidation Value per share of Series B Preferred Stock as of any particular date shall be the sum of (A) $1.96 (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) plus (B) all declared but unpaid dividends as of the date of the Liquidation Value of such share is determined.

(iii) The Liquidation Value per share of Series C Preferred Stock as of any particular date shall be the sum of (A) $2.35 (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) plus (B) all declared but unpaid dividends as of the date of the Liquidation Value of such share is determined.

(iv) The Liquidation Value per share of Series D Preferred Stock as of any particular date shall be the sum of (A) $2.39 (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) plus (B) all declared but unpaid dividends as of the date of the Liquidation Value of such share is determined.

(v) The Liquidation Value per share of Series E Preferred Stock as of any particular date shall be the sum of (A) $2.45 (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) plus (B) all declared but unpaid dividends as of the date of the Liquidation Value of such share is determined.

3. Redemption.

(a) On or after July 9, 2009 (the “Series E Redemption Date”), the holders of at least sixty-seven percent (67%) of the Series E Preferred Stock may elect to require the Corporation, to the extent it may lawfully do so, to redeem all outstanding shares of Series E Preferred Stock; provided that the Corporation shall receive at least sixty (60) days prior to the Series E Redemption Date written notice of such consent of the Series E Preferred Stock (the “Series E Redemption Request”). Notwithstanding the foregoing, upon the receipt by the holders of Series E Preferred Stock of a notice from the Corporation that a Series D Redemption Request has been made by the holders of Series D Preferred Stock in accordance with Section 3(b) below, the holders of at least sixty-seven percent (67%) of the Series E Preferred Stock may elect to also require the Corporation, to the extent it may lawfully do so, to redeem all outstanding shares of Series E Preferred Stock on such Series D Redemption Date. Such an election must be made in writing by such holders of Series E Preferred Stock within thirty (30) days of the receipt of the notice from the Corporation of the Series D Redemption Request. Within seven (7) days of receipt by the Corporation of the Series E Redemption Request, the Corporation shall provide written notice of such request to all holders of the Series D Preferred Stock in order for such holders of Series D Preferred Stock to have an opportunity to also request a redemption on such date pursuant to Section 3(b) below. The Corporation shall effect such redemption on the Series E Redemption Date or next business day thereafter by paying in cash in exchange for the shares of Series E Preferred Stock to be redeemed a sum per share of the Series E Preferred Stock equal to (A) the Liquidation Value per share of Series E Preferred Stock plus (B) an amount equal to $0.196 per share of Series E Preferred Stock (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) per annum from the date of issuance of any Series E Preferred Stock (the “Series E Redemption Price”).

(i) At least thirty (30) days but no more than sixty (60) days prior to the Series E Redemption Date, the Corporation shall send a notice (with a copy to all holders of Series D Preferred Stock) (a “Redemption Notice”) to all holders of Series E Preferred Stock to be redeemed setting forth (A) the Series E Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Series E Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares of Series E Preferred Stock to be redeemed at the Series E Redemption Date, then it shall redeem such shares pro rata (based on the portion of the aggregate Series E Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. Notwithstanding the foregoing, in the event that the holders of Series D Preferred Stock have also requested a redemption on or after the date of the Series E Redemption Request and before the Series E Redemption Date pursuant to Section 3(b) below, the Corporation shall redeem, to the extent it may legally do so, the shares of Series E Preferred Stock and Series D Preferred Stock requested to be redeemed on such date on a pari passu basis; provided that if the Corporation does not have sufficient funds legally available to redeem all shares of Series E Preferred Stock and Series D Preferred Stock requested to be redeemed on such date, then it shall redeem the maximum possible number of shares pro rata among the shares of Series E Preferred Stock and Series D Preferred Stock requested to be redeemed on such date and shall redeem the remaining shares of Series E Preferred Stock and Series D Preferred Stock on a pro rata basis as soon as sufficient funds are legally available. On or after such Series E Redemption Date, each holder of shares of Series E Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Series E Redemption Notice, and thereupon the Series E Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

(ii) From and after the Series E Redemption Date, unless there shall have been a default in payment of the Series E Redemption Price or the Corporation is unable to pay the Series E Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series E Preferred Stock (except the right to receive the Series E Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series E Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series E Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein. In the event of a call for redemption of any shares of Series E Preferred Stock, the Conversion Rights (as defined in Section 5) for such shares of Series E Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Series E Redemption Date, unless default is made in payment of the Series E Redemption Price.

(iii) Except with respect to the Series D Preferred Stock as set forth in Section 3(b) below, the Corporation shall not be obligated to, and shall not have the right to call or redeem any other class or series of its capital stock without the consent of at least sixty-seven percent (67%) of the holders of the Series E Preferred Stock.

(b) On or after July 9, 2009 (the “Series D Redemption Date”), the holders of at least sixty-seven percent (67%) of the Series D Preferred Stock may elect to require the Corporation, to the extent it may lawfully do so, to redeem all outstanding shares of Series D Preferred Stock; provided that the Corporation shall receive at least sixty (60) days prior to the Series D Redemption Date written notice of such consent of the Series D Preferred Stock (the “Series D Redemption Request”). Notwithstanding the foregoing, upon the receipt by the holders of Series D Preferred Stock of a notice from the Corporation that a Series E Redemption Request has been made by the holders of Series E Preferred Stock in accordance with Section 3(a) above, the holders of at least sixty-seven percent (67%) of the Series D Preferred Stock may elect to also require the Corporation, to the extent it may lawfully do so, to redeem all outstanding shares of Series D Preferred Stock on such Series E Redemption Date. Such an election must be made in writing by such holders of Series D Preferred Stock within thirty (30) days of the receipt of the notice from the Corporation of the Series E Redemption Request. Within seven (7) days of receipt by the Corporation of the Series D Redemption Request, the Corporation shall provide written notice of such request to all holders of the Series E Preferred Stock in order for such holders of Series E Preferred Stock to have an opportunity to also request a redemption on such date pursuant to Section 3(a) above. The Corporation shall effect such redemption on the Series D Redemption Date or next business day thereafter by paying in cash in exchange for the shares of Series D Preferred Stock to be redeemed a sum per share of the Series D Preferred Stock equal to the Liquidation Value per share of Series D Preferred Stock (the “Series D Redemption Price”).

(i) At least thirty (30) days but no more than sixty (60) days prior to the Series D Redemption Date, the Corporation shall send a Redemption Notice (with a copy to all holders of Series E Preferred Stock) to all holders of Series D Preferred Stock to be redeemed setting forth (A) the Series D Redemption Price for the shares of Series D Preferred Stock to be redeemed; and (B) the place at which such holders may obtain payment of the Series D Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Series D Redemption Date, then it shall redeem such shares pro rata (based on the portion of the aggregate Series D Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. Notwithstanding the foregoing, in the event that the holders of Series E Preferred Stock have also requested a redemption on or after the date of the Series D Redemption Request but before the Series D Redemption Date pursuant to Section 3(a) above, the Corporation shall redeem, to the extent it may legally do so, the shares of Series D Preferred Stock and Series E Preferred Stock requested to be redeemed on such date on a pari passu basis; provided that if the Corporation does not have sufficient funds legally available to redeem all shares of Series D Preferred Stock and Series E Preferred Stock requested to be redeemed on such date, then it shall redeem the maximum possible number of shares pro rata among the shares of Series D Preferred Stock and Series E Preferred Stock requested to be redeemed on such date and shall redeem the remaining shares of Series D Preferred Stock and Series E Preferred Stock on a pro rata basis as soon as sufficient funds are legally available. On or after such Series D Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Series D Redemption Notice, and thereupon the Series D Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

(ii) From and after the Series D Redemption Date, unless there shall have been a default in payment of the Series D Redemption Price or the Corporation is unable to pay the Series D Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series D Preferred Stock (except the right to receive the Series D Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series D Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series D Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein. In the event of a call for redemption of any shares of Series D Preferred Stock, the Conversion Rights (as defined in Section 5) for such shares of Series D Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Series D Redemption Date, unless default is made in payment of the Series D Redemption Price.

(iii) Except with respect to the Series E Preferred Stock as set forth in Section 3(a) above, the Corporation shall not be obligated to, and shall not have the right to call or redeem any other class or series of its capital stock without the consent of at least sixty-seven percent (67%) of the holders of the Series D Preferred Stock.

4. Voting Rights; Directors.

(a) Generally. On all matters to come before the stockholders, the Preferred Stock shall have that number of votes per share (rounded up to the nearest whole share) equivalent to the number of shares of Common Stock into which such share of Preferred Stock is then convertible determined by reference to the Conversion Price (as defined in Section 5 below) in effect at the record date of the determination of the holders of the shares entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first solicited. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held. Except as otherwise provided by law or this Amended and Restated Certificate of Incorporation, the holders of Preferred Stock shall vote together with the holders of the outstanding shares of Common Stock, and not as a separate class or series.

(b) Directors.

(i) The holders of Preferred Stock, voting together as a class and to the exclusion of all other classes of capital stock of the Corporation, shall be entitled to elect eight (8) members of the Board of Directors (the “Preferred Directors”). The holders of Common Stock, voting together as a single class and to the exclusion of all other classes of capital stock of the Corporation, shall be entitled to elect two (2) members of the Board of Directors (the “Common Directors”). Any remaining members of the Board of Directors shall be elected pursuant to Section 4(a) above (the “General Directors”).

(ii) In the case of any vacancy in the office of a director occurring among the Preferred Directors, the Common Directors or the General Directors, the remaining Common Director(s), General Director(s) or Preferred Director(s), as the case may be, may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the affirmative vote of the holders of a majority of the shares of that class), elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the shares eligible to vote in an election for the seat occupied by that director (e.g., in order to remove a Common Director, the holders of a majority of the Common Stock, voting together as a single class and to the exclusion of all other classes of capital stock of the Corporation, must so vote).

(c) Protective Provisions.

(i) In addition to voting rights provided by law, so long as at least Two Million Fifty Thousand (2,050,000) shares of Preferred Stock shall be outstanding, the Corporation shall not, without the consent of the holders of at least sixty-seven percent (67%) of the outstanding shares of Preferred Stock, voting together as a single class, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Preferred Stock shall vote together as a class:

(1) amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation’s By-laws if such action would materially and adversely alter or otherwise change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit or interest of, the Preferred Stock or increase or decrease the number of shares of the Preferred Stock authorized hereby, including by way of merger, consolidation or otherwise;

(2) authorize or issue shares of any class or series of stock not authorized herein having any preference or priority as to dividends or assets superior to any such preference or priority of the Preferred Stock;

(3) reclassify any class or series of any Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Preferred Stock;

(4) (A) sell or otherwise dispose of, or exclusively license, all or substantially all of its assets or (B) consolidate or merge with or into another Person if, (i) as a result of such consolidation or merger, the holders of the Common Stock and the Preferred Stock prior to such consolidation or merger do not hold at least fifty-one percent (51%) of the combined voting power of the surviving corporation or (ii) such Person is a Subsidiary of the Company;

(5) declare or pay any dividends on Common Stock or any other capital stock of the Corporation ranking junior to the Preferred Stock; provided, however, that the restriction shall not apply to dividends payable solely in Common Stock; or

(6) do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

(ii) Consent of the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be required for an action which (1) materially and adversely alters or changes the rights, preferences or privileges of such series of Preferred Stock in a different manner than any of the other series of Preferred Stock, or (2) increases the authorized number of shares of such series of Preferred Stock.

(iii) Consent of the holders of at least sixty-seven percent (67%) of the outstanding shares of Series D Preferred Stock shall be required for an action which (1) materially and adversely alters or changes the rights, interests, preferences or privileges of the Series D Preferred Stock in a different manner than any other series of Preferred Stock, (2) increases the authorized number of shares of the Series D Preferred Stock, (3) authorizes or results in the issuances of any securities of the Corporation having any preference or priority as to dividends or assets superior to any such preference or priority of the Series D Preferred Stock, (4) effects a Qualified Public Offering that does not result in the automatic conversion of all outstanding shares of Series D Preferred Stock, and/or (5) approves and causes the dissolution, recapitalization, voluntary bankruptcy or liquidation of the Corporation.

(iv) Consent of the holders of at least sixty-seven percent (67%) of the outstanding shares of Series E Preferred Stock shall be required for an action which (1) increases the authorized number of shares of the Series E Preferred Stock, (2) authorizes or results in the issuances of any securities of the Corporation having any preference or priority as to dividends or assets superior to any such preference or priority of the Series E Preferred Stock, (3) effects a Qualified Public Offering that does not result in the automatic conversion of all outstanding shares of Series E Preferred Stock, and/or (4) approves and causes the dissolution, recapitalization, voluntary bankruptcy, liquidation or winding up of the affairs of the Corporation.

(v) Consent of the holders of at least seventy percent (70%) of the outstanding shares of Series E Preferred Stock shall be required in order for the Corporation to (1) amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or By-laws if such action would materially and adversely alter or otherwise change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock in a different manner than any other series of Preferred Stock, whether by merger, consolidation or otherwise and/or (2) enter into a transaction with any affiliate of one of the Corporation’s stockholders, employees or directors other than transactions which are on arms-length terms or involve less than $500,000. For the purposes of this Section 4(c)(v), an affiliate shall mean with respect to any Corporation stockholder, employee or director, any Person which directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such stockholder, employee or director.

5. Conversion. The rights of the holders of shares of Preferred Stock to convert such shares into shares of Common Stock (as defined in Section 5(i) below) of the Corporation (the “Conversion Rights”), and the terms and conditions of such conversion, shall be as follows:

(a) Right to Convert; Automatic Conversion.

(i) Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of the issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock or the Common Stock, into that number of the fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 5(b) below. In order to convert shares of the Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or to the transfer agent for the Preferred Stock or the Common Stock, together with written notice to the Corporation stating that it elects to convert the same and setting forth the name or names in which it wishes the certificate or certificates for Common Stock to be issued, and the number of shares of Preferred Stock being converted.

(ii) The Corporation shall, as soon as practicable after the surrender of the certificate or certificates evidencing shares of Preferred Stock for conversion at the office of the Corporation or the transfer agent for the Preferred Stock or the Common Stock, issue to each holder of such shares, or its nominee or nominees, a certificate or certificates evidencing the number of shares of Common Stock (and any other securities and property) to which it shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates are converted, a certificate evidencing the number of shares of Preferred Stock which are not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, have only those rights of a holder of Common Stock of the Corporation.

(iii) Each share of Preferred Stock then outstanding shall be automatically converted into that number of fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 5(b) below upon the earlier of (A) the close of business of the day immediately preceding the effective date of the Corporation’s registration statement filed in connection with a Qualified Public Offering (as defined in Section 7 below) or (B) the consent of the holders of at least a majority of the outstanding shares of each series of Preferred Stock voting or consenting together as a class, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of such series of Preferred Stock shall vote together as a class.

(b) Conversion of Preferred Stock.

(i) The Series A Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series A Conversion Price (as defined herein) per share in effect at the time into $1.00 per share of Series A Preferred Stock being converted;

(ii) The Series B Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series B Conversion Price (as defined herein) per share in effect at the time into $1.96 per share of Series B Preferred Stock being converted;

(iii) The Series C Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series C Conversion Price (as defined herein) per share in effect at the time into $2.35 per share of Series C Preferred Stock being converted; and

(iv) The Series D Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series D Conversion Price (as defined herein) per share in effect at the time into $2.39 per share of Series D Preferred Stock being converted.

(v) The Series E Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series E Conversion Price (as defined herein) per share in effect at the time into $2.45 per share of Series E Preferred Stock being converted.

(c) Conversion Price.

(i) The conversion price per share for the Series A Preferred Stock shall initially be $1.00 (the “Series A Conversion Price”) and shall be subject to adjustment from time to time as provided herein;

(ii) The conversion price per share for the Series B Preferred Stock shall initially be $1.96 (the “Series B Conversion Price”) and shall be subject to adjustment from time to time as provided herein;

(iii) The conversion price per share for the Series C Preferred Stock shall initially be $2.35 (the “Series C Conversion Price”) and shall be subject to adjustment from time to time as provided herein;

(iv) The conversion price per share for the Series D Preferred Stock shall initially be $2.39 (the “Series D Conversion Price”) and shall be subject to adjustment from time to time as provided herein; and

(v) The conversion price per share for the Series E Preferred Stock shall initially be $2.45 (the “Series E Conversion Price”) and shall be subject to adjustment from time to time as provided herein.

The conversion price as it applies to each series of Preferred Stock is sometimes referred to as the “Conversion Price.”

(d) Adjustment for Stock Splits and Combinations. If outstanding shares of the Common Stock of the Corporation shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect to the Common Stock of the Corporation, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately prior to such combination shall be proportionately increased.

Any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(e) Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another Person (excluding a consolidation or merger described in Section 2(d) of this Article IV) (collectively referred to hereinafter as “Reorganizations”), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C

Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the kind and number of shares of Common Stock or other securities or property (including cash) of the Corporation, or other corporation resulting from such consolidation or surviving such merger to which a holder of the number of shares of the Common Stock of the Corporation which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock entitled the holder thereof to convert to immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The provisions of this Section 5(e) shall similarly apply to successive Reorganizations and compliance with the provisions of this Section 5(e) shall be a condition to any Reorganization.

(f) Sale of Additional Shares.

(i) If at any time or from time to time following the date of this Amended and Restated Certificate of Incorporation, the Corporation shall issue or sell Additional Shares of Common Stock (as hereinafter defined) other than as a dividend or other distribution on any class of stock and other than as a subdivision or combination of shares of Common Stock as provided in Section 5(d) above, for a consideration per share less than the then existing Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price but greater than $1.96 per share (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) (such consideration per share to be hereinafter referred to as the “Dilution Price”), then the then existing Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price, as applicable, shall be reduced to the greater of the Dilution Price or $1.96 (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations). In addition, if at any time or from time to time following the date of this Amended and Restated Certificate of Incorporation, the Corporation shall issue or sell Additional Shares of Common Stock other than as a dividend or other distribution on any class of stock and other than as a subdivision or combination of shares of Common Stock as provided in Section 5(d) above, for a consideration per share less than the then existing Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price (as such Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price may have been adjusted pursuant to the first sentence of this Section 5(f)(i)), then, and in each such case, the then existing Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price, as the case may be, shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying the applicable Conversion Price (as first adjusted, in the case of the Series C Preferred Stock, Series D Conversion Price and/or Series E Preferred Stock, as provided in the first sentence of this Section 5(f)(i)) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock issuable upon conversion of the Preferred Stock and the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the date immediately prior to such issuance) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at the applicable Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock issuable upon conversion of the Preferred Stock and the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the date immediately prior to such issuance) plus the number of shares of Additional Shares of Common Stock actually issued in such issuance.

(ii) For the purpose of making any adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as provided above, the consideration received by the Corporation for any issue or sale of securities shall:

(a) To the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Corporation in connection with such issue or sale;

(b) To the extent it consists of property other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board of Directors, at or about, but as of, the date of the adoption of the resolution specifically authorizing such issuance or sale, irrespective of any accounting treatment thereof; provided, however, that such fair market value as determined by the Board of Directors, when added to any cash consideration received in connection with such issuance or sale, shall not exceed the aggregate market price of the Additional Shares of Common Stock being issued, as of the date of the adoption of such resolution; and

(c) If Additional Shares of Common Stock, Convertible Securities (as defined below) or Rights (as defined below) are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, the consideration received for the Additional Shares of Common Stock, Convertible Securities or Rights shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights.

(iii) For the purpose of making any adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price provided in Section 5(f) hereof, if at any time, or from time to time, the Corporation issues any stock or other securities convertible into Additional Shares of Common Stock (such stock or other securities being hereinafter referred to as “Convertible

Securities”) or issues any rights or options to purchase Additional Shares of Common Stock or Convertible Securities (such rights or options being hereinafter referred to as “Rights”), then, and in each such case, if the Effective Conversion Price (as hereinafter defined) of such Rights or Convertible Securities shall be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price in effect immediately prior to the issuance of such Rights or Convertible Securities, the Corporation shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received in consideration for the issuance of such shares an amount equal to the aggregate Effective Conversion Price of such Rights or Convertible Securities. For the purposes of this Section 5(f)(iii), “Effective Conversion Price” shall mean an amount equal to the sum of the lowest amount of consideration, if any, received or receivable by the Corporation with respect to any one (1) Additional Share of Common Stock upon issuance of the Rights or Convertible Securities and upon their exercise or conversion, respectively. No further adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price adjusted upon the issuance of such Rights or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such Convertible Securities. If any such Rights or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, as adjusted upon the issuance of such Rights or Convertible Securities shall be readjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, which would have been in effect had such adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Rights or on the conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

(g) Additional Shares of Common Stock. “Additional Shares of Common Stock” as used in this Section 5 shall mean all shares of Common Stock issued or deemed to be issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than:

(i) shares of Common Stock issued upon the conversion of any shares of the Preferred Stock authorized on the date hereof;

(ii) shares of Common Stock issued or issuable to employees or officers or directors or outside consultants or contractors of the Corporation or any Subsidiary pursuant to a plan, agreement or arrangement duly approved by the Board of Directors;

(iii) shares of Common Stock issued or issuable pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof;

(iv) shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued in connection with the Corporation obtaining lease financing, whether issued to a lessor, guarantor or other Person, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board of Directors;

(v) shares of Common Stock issued to effect any stock split, stock dividend or recapitalization of the Corporation;

(vi) shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued in connection with any borrowings, direct or indirect from financial institutions or other Persons by the Corporation, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board of Directors;

(vii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued in connection with the acquisition of all or a substantial portion of the assets or the business of another entity by the Corporation, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board of Directors; and

(viii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued in connection with any corporate partnering transaction, strategic alliance, technology transfer or similar transaction between the Corporation and any other Person, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board of Directors and will not result in a Liquidation Event.

(h) Common Stock. “Common Stock” as used in this Section 5 shall mean any shares of any class of the Corporation’s capital stock other than the Preferred Stock. The Common Stock issuable upon conversion of the Preferred Stock, however, shall be the Common Stock of the Corporation as constituted on the date hereof, except as otherwise provided in this Section 5.

(i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the Corporation, at its expense, shall cause the Chief Financial Officer of the Corporation to compute such adjustment or readjustment in accordance with this Amended and Restated Certificate of Incorporation and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock at the holder’s address as shown on the Corporation’s stock transfer books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (ii) Conversion Price at the time in effect for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively; and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. Such notice may be given in advance of such adjustment or readjustment and may be included as part of a notice required to be given pursuant to Section 5(j) below.

(j) Notices of Record Date. In the event the Corporation shall propose to take any action of the type or types requiring an adjustment to the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or the number or character of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series E Preferred Stock as set forth herein, the Corporation shall give notice to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock as applicable in the manner set forth in Section 5(i) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least twenty (20) days prior to the taking of such proposed action.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Corporation shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Corporation with another corporation where the Corporation is not the surviving corporation, effective provisions shall be made in the certificate or articles of incorporation, merger or consolidation, or otherwise of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in accordance with the provisions of this Section 5.

(l) Payment of Taxes. The Corporation shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock so converted were registered.

(m) Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation, and this Amended and Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(n) No Impairment. Subject to the right of this Corporation to amend its Certificate of Incorporation or take any other corporate action upon obtaining the necessary approvals required by its Certificate of Incorporation and applicable law, the Corporation shall not amend this Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against dilution or other impairment.

6. Common Stock.

(a) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(b) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of this Article IV.

(c) Redemption. The Common Stock is not redeemable at the option of the holder thereof.

(d) Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by this Amended and Restated Certificate of Incorporation and law.

7. Miscellaneous.

(a) Definitions.

(i) “Additional Shares of Common Stock” shall have that meaning set forth in Section 5(g) hereof.

(ii) “Common Stock” shall have that meaning set forth in Section 5(h) hereof.

(iii) “Conversion Rights” shall have that meaning set forth in Section 5 hereof.

(iv) “Convertible Securities” shall have that meaning set forth in Section 5(f)(iii) hereof.

(v) “Effective Conversion Price” shall have that meaning set forth in Section 5(f)(iii) hereof.

(vi) “Liquidation Value” shall have that meaning set forth in Section 2(e) hereof.

(vii) “Person” shall mean an individual, a corporation, a partnership, a trust or unincorporated organization or any other entity or organization.

(viii) “Qualified Public Offering” means a firmly underwritten public offering of the Corporation’s Common Stock on a Form S-1 Registration Statement, or any similar form of registration statement, adopted by the Securities and Exchange Commission (the ”Commission”) from and after the date hereof, filed with the Commission under the Securities Act of 1933, as amended, with respect to which the Corporation receives gross proceeds of at least $40,000,000 (prior to deduction for underwriters’ discounts and expenses relating to such public offering, including without limitation, fees of the Corporation’s counsel).

(ix) “Series A Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(x) “Series B Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(xi) “Series C Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(xii) “Series D Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(xiii) “Series E Preferred Stock” shall have that meaning set forth in the first paragraph of this Article IV.

(ix) “Subsidiary” means any corporation of which equity securities possessing a majority of the ordinary voting power in electing the board of directors are, at the time as of which such determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

(b) Notices. All notices referred to herein, except as otherwise expressly provided, shall be made by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so mailed.

(c) Conflicts. So long as any of the Preferred Stock is outstanding, in the event of any conflict between the provisions of this Article IV and the remainder of this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation (both as presently existing or hereafter amended and supplemented), the provisions of this Article IV shall be and remain controlling.

V

EXCULPATION AND INDEMNIFICATION

1. Exculpation. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

2. Indemnification. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other Persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other Persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

3. Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer, agent or other Person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

VI

BOARD POWER REGARDING BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-laws of the Corporation without the vote or assent of the stockholders.

VII

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

VIII

CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

IX

LOCATION OF MEETINGS AND BOOKS AND RECORDS OF THE CORPORATION

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this Corporation may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation which restates and amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and has been executed by its President this 30th day of March, 2005.

SKINMEDICA, INC.

/s/ Rex Bright
Rex Bright
President